AGREEMENT

      This Agreement is entered into as of January 14, 2005 by and between VitroTech Corporation, a Nevada corporation ("VitroTech"), Hi-Tech Environmental Products, LLC, a Nevada limited liability company ("Hi-Tech"), and Enviro Investment Group, LLC, a Nevada limited liability company ("EIG"), with reference to the following facts:

      A. Concurrently herewith, VitroTech is entering into a Note and Warrant Purchase Agreement (the "Purchase Agreement") with Vitrobirth, LLC, a Delaware limited liability company ("Vitrobirth").

      B. EIG previously agreed (the "Pledge Commitment") to execute a Security Agreement in favor of 1568931 Ontario Ltd. ("Ontario"), pursuant to which EIG would grant a security interest to Ontario in Thirty Million (30,000,000) pounds of mineral (the "Collateral") located on its mine site in Calaveras County, California.

      C. As of September 30, 2004, VitroTech owed to EIG the sum of $640,931.70, and VitroTech owed to Hi-Tech the sum of $444,721.88. In addition, Red Rock Canyon Mineral, LLC ("Red Rock") has an obligation to pay to Mr. and Mrs. Mathewson the sum of $150,000 plus accrued interest on or before January 30, 2005, and EIG has the obligation to pay Candrea Bennett the sum of $50,000 in March, 2005.

      D. Effective October 1, 2004, VitroTech, Hi-Tech, EIG and certain other parties entered into a Settlement and Modification Agreement pursuant to which Hi-Tech and EIG agreed to forebear from declaring a default under certain agreements relative to amounts owed to Hi-Tech and EIG, among other things, and VitroTech agreed to use good faith efforts to allocate a portion of the funds received from subsequent financings received by VitroTech to reduce the amounts owing by VitroTech to Hi-Tech and EIG.

      E. As a condition of the financing expected to be received from Vitrobirth pursuant to the Purchase Agreement, Ontario has agreed to share with Vitrobirth the collateral pledged by EIG pursuant to the Pledge Commitment and Vitrobirth has agreed to an allocation of a portion of the financing proceeds being used for the purpose of reducing the amounts owing to Hi-Tech and EIG, conditioned upon EIG's signing a Security Agreement covering the Collateral.

      F. Consistent with the undertakings in the Settlement and Modification Agreement and the Pledge Commitment, EIG is willing to execute and deliver to Vitrobirth a Security Agreement in recognition of Vitrobirth's consent to use a portion of the financing proceeds to reduce amounts owed to Hi-Tech and EIG.

      Now therefore, in consideration of the foregoing, and other consideration actually received, the parties hereto agree as follows:


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

      1. From the proceeds of (a) the initial loan from Vitrobirth scheduled to close concurrently herewith pursuant to the Purchase Agreement, VitroTech shall pay, among other amounts, those amounts shown on Schedule 1A attached hereto;
(b) the second advance by Vitrobirth pursuant to the Purchase Agreement, VitroTech shall pay, among other amounts, those amounts shown on Schedule 1B;
(c) the third advance by Vitrobirth pursuant to the Purchase Agreement, VitroTech shall pay, among other amounts, those amounts shown on Schedule 1C; and (d) the fourth advance by Vitrobirth pursuant ot the Purchase Agreement, VitroTech shall pay, among other amounts, those amounts shown on Schedule 1D.

      2. From the proceeds of any future financing, VitroTech shall use its best efforts to include an allocation of funds to pay to EIG and Hi-Tech each seven and one-half percent (7.5%) of each such financing until the sums specified above are paid in full. If either EIG's or Hi-Tech's obligation is paid prior to the other, then the entire fifteen percent (15%) (i.e., seven and one-half percent and seven and one-half percent) shall be paid to the remaining obligor.

      3. Except as provided above, nothing herein shall otherwise affect the obligation to pay EIG and Hi-Tech pursuant to the terms of existing agreements.

      4. This Agreement shall be governed by the laws of the State of California. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, assigns, heirs and representatives. This Agreement is the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings. Any modification to this Agreement shall be in writing and executed by each party hereto. If either party hereto commences proceedings to enforce the terms of this Agreement, the party that prevails in such proceeding shall be entitled to recover its reasonable attorneys' fees, court costs and litigation expenses. This Agreement may be executed in counterparts. Time is of the essence of this Agreement.

      In witness whereof, this Agreement was executed as of the date first written above.

VITROTECH:                             EIG:

VITROTECH CORPORATION,                 ENVIRO INVESTMENT GROUP, LLC,
a Nevada corporation                   a Nevada limited liability company

By:                                    By
   -------------------------             ------------------------------------
                                             Jess Rae Booth, Chairman Manager
       Its:
           -----------------
By:
   -------------------------
       Its:
           -----------------


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

HI-TECH:

HI-TECH ENVIRONMENTAL PRODUCTS, LLC,
a Nevada limited liability company

By:
   ---------------------------------
     James Kangas, Chairman Manager


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